UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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BOTETOURT BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 30, 2007

Dear Stockholder,

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Botetourt Bankshares, Inc., the holding company for Bank of Botetourt. The meeting will be held on Wednesday, May 16, 2007, beginning at 2:30 p.m. at Buchanan Theatre, Main Street in Buchanan, Virginia.

The accompanying notice and proxy statement describe the matters to be presented at the meeting. You may notice that the materials are a bit longer this year, due both to changes in reporting requirements and a special action that we ask you to approve. The purposes of the meeting include considering an amendment and restatement to our articles of incorporation increasing indemnification for directors, eliminating preemptive rights of stockholders, and providing for special voting requirements of stockholders in certain circumstances. We also will elect directors of the Company and transact any other business that may properly come before the meeting.

PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY FORM AS SOON AS POSSIBLE. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. This proxy may be revoked by you at any time before it is voted at the Annual Meeting.

We appreciate your continuing loyalty and support of Bank of Botetourt and Botetourt Bankshares, Inc.

Sincerely,

H. Watts Steger, III
Chairman & CEO

BOTETOURT BANKSHARES, INC.

19747 Main Street

P.O. Box 339

Buchanan, Virginia 24066-0339

Notice of 2007 Annual Meeting of Stockholders

To be held May 16, 2007

The 2007 Annual Meeting of Stockholders of Botetourt Bankshares, Inc. will be held at Buchanan Theatre on Main Street in Buchanan, Virginia on Wednesday, May 16, 2007, at 2:30 p.m. for the following purposes:

1.	To vote on an amendment and Restatement of the Company’s Articles of Incorporation, which will replace our current Articles, adding provisions that increase indemnification of directors, eliminate preemptive rights, and lower in some cases and increase in others the stockholder vote required to complete certain strategic initiatives (such as amending the articles or engaging in a merger).

2.	To elect the Directors of the Board of the Company to serve until the next annual meeting, as described in the proxy statement accompanying this notice.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at close of business on March 30, 2007 are entitled to notice of and to vote at the annual meeting or any adjournment.

By Order of the Board of Directors

H. Watts Steger, III
Chairman & Chief Executive Officer

IMPORTANT NOTICE

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY FORM IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. STOCKHOLDERS ATTENDING THE MEETING MAY REVOKE THEIR PROXIES AND PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED AT ANY TIME BEFORE VOTING OCCURS.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

March 30, 2007

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2007 Annual Meeting of Stockholders of Botetourt Bankshares, Inc., which will be held at Buchanan Theatre on Main Street in Buchanan, Virginia, on Wednesday, May 16, 2007, at 2:30 p.m., and at any adjournments thereof. The principal executive offices of the Company are located at 19747 Main Street, Buchanan, Virginia 24066. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 9, 2007.

All properly executed proxies delivered pursuant to this solicitation will be voted as instructed, and in the absence of instructions will be voted FOR the amendment and Restatement of the Articles and FOR the election of Directors. Any stockholder who has executed a proxy and attends the Annual Meeting may elect to vote in person rather than by proxy. A stockholder may revoke his or her proxy at any time before it is exercised (i) by filing written notice with the Secretary of Botetourt Bankshares (Secretary, Botetourt Bankshares, Inc., P.O. Box 339, Buchanan, Virginia 24066-0339); (ii) by filing a later valid proxy with the Secretary of Botetourt Bankshares; or (iii) by appearing at the Annual Meeting or any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. However, any such revocation will not affect any vote previously taken. Presence at the Annual Meeting does not of itself revoke your proxy. We follow with answers to what we suspect are your questions about this material and our Annual Meeting.

Who may vote at the meeting?

The Directors of Botetourt Bankshares, Inc. have fixed March 30, 2007, as the record date for stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote. Each share of Common Stock is entitled to one vote on all matters presented at the meeting. This includes shares held directly in your name and shares held for you in an account with a broker, bank or other nominee (shares held in “street name”).

How many shares must be present to hold the meeting?

The majority of Botetourt Bankshares’ outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a “quorum.” As of March 30, 2007, we had 1,242,850 shares of Common Stock outstanding, so 621,426 shares must be present at the meeting, either in person or by proxy, to satisfy this quorum requirement. Abstentions and broker non-votes are counted for the purposes of determining whether a quorum has been reached in the meeting.

What proposals will be voted on at the meeting?

The two proposals are the election of directors and the amendment and Restatement of our Articles of Incorporation. Both proposals are described in more detail in this document.

Who is requesting my vote?

The Board of Directors of this Company is soliciting proxies on its behalf in the enclosed form. These solicitations will be conducted primarily through the mail. Please mail your completed proxy in the envelope included with these proxy materials. In addition to the use of the mail, directors, officers or employees of the Company or the Bank may solicit your proxy by telephone or other means. No director or employee who solicits proxies will receive any additional compensation for that effort, although they may be reimbursed for out-of-pocket expenses. The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Meeting, and the enclosed proxy is borne by the Company.

How many votes are required to approve each proposal?

The approval of the amendment and Restatement of the Articles of Incorporation requires the approval of two-thirds (66 2/3%) of the Company’s outstanding shares of common stock. Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the three nominees receiving the most votes cast at the meeting will be elected as directors. IF SOMEONE ELSE HOLDS YOUR SHARES, WE URGE YOU TO CONTACT THE PERSON OR BROKER RESPONSIBLE FOR YOUR ACCOUNT TODAY AND INSTRUCT THEM TO EXECUTE A PROXY ON YOUR BEHALF FOR THE ANNUAL MEETING.

How do I vote?

You may vote by mail by completing the enclosed proxy card, signing it, and mailing it to us. If your stock is held in “street name,” follow the directions from your broker and return to them your voting instruction card. You may provide a legal proxy naming another person, and that person may attend the meeting and vote in your stead. You also may vote in person, whether or not you vote by mail, by attending the annual meeting.

OUTSTANDING COMMON STOCK, RECORD DATE, AND SOLICITATION

Principal Holders of Capital Stock

The following table shows the share ownership as of March 30, 2007, of the stockholders known to the Company to be the beneficial owner of more than 5% of the Company’s common stock.

NAME AND ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	OWNERSHIP AS A PERCENTAGE OF COMMON STOCK

Norma P. Wells Living Trust Post Office Box 422 Buchanan, VA 24066	58,724	4.73%

The Norma P. Wells Irrevocable Insurance Trust Post Office Box 422 Buchanan, VA 24066	23,132	1.86%

Norma P. Wells Marital Trust Post Office Box 422 Buchanan, VA 24066	5,509	0.44%

Total	87,365	7.03%

(1)	In general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of a security, has the power to dispose of or direct the disposition of the security, or has or has the right to acquire beneficial ownership within 60 days.

Specific holdings of the directors and executive officers and holdings as a group can be found below under “Director Nominees.”

ITEM 1 - PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE INDEMNIFICATION OF DIRECTORS, ELIMINATE PREEMPTIVE RIGHTS, AND PROVIDE FOR SUPERMAJORITY VOTING IN CERTAIN CIRCUMSTANCES

The Board of Directors over the past two years studied the Company’s Articles of Incorporation to determine what would improve the management and strategic alternatives of the Company and what might more closely resemble how similarly situated community bank holding companies are managed. In 2006, the Board submitted to stockholders, and stockholders approved, the adoption of a staggered board term for directors, dividing directors into three “classes” with three year terms and one-third of the board eligible for reelection each year. After completing its review of the Articles this year, the Board determined that other changes to the Articles were warranted, including increasing indemnification of directors, eliminating preemptive rights, and adopting a “supermajority” voting provision, which will lower in some cases and increase in others the stockholder vote required to complete certain strategic initiatives, such as amending the Articles of Incorporation or approving a merger with another institution. No such future amendment or merger is contemplated at this time.

What does this mean?

This amendment and Restatement increases indemnification of directors, eliminates preemptive rights, and requires supermajority voting of stockholders in certain circumstances, which lowers in some cases and increases in others the stockholder vote required to complete certain strategic initiatives. This action is not in response to any specific efforts of which we are aware to accumulate shares of Common Stock or to obtain control of the Company. We describe the possible affects of this action below. The Board of Directors is recommending the adoption of the amendment and Restatement in order to aid management in building value in the Company and to discourage certain types of tactics that could involve changes of control that your Board believes are not in the best interests of most stockholders or the Company. This amendment and Restatement is permitted under the Virginia Stock Corporation Act.

Why should we do this?

This amendment and Restatement will make it easier for the stockholders to approve an amendment to our Articles of Incorporation, provided the amendment first has been approved by the Board. We believe that the Restatement will encourage persons who may seek to acquire control of the Company to initiate such actions through negotiations with the Board of Directors. We believe that the Board will be in a better position to protect the interests of all the stockholders. In addition, you, the stockholders of the Company, will have a more meaningful opportunity to decide any such action, because any action approved by the Board will need only a majority of votes of shares outstanding to approve the action. However, if the Board has not approved the action, it will take approval of three-quarters of the outstanding shares to approve the action. The Board currently is not aware of any such future action or plan to amend our Articles of Incorporation or to acquire a majority interest in the Company.

Upon adoption of the Restatement by the stockholders, the Board of Directors will amend the Bylaws of the Company to conform to the Articles of Incorporation as amended by the Restatement. The Board of Directors does not expect to recommend the adoption of any further amendments to the Articles of Incorporation or Bylaws or any other action designed to affect the ability of third parties to take over or change control of the Company. We provide the following explanations of the important changes the Restatement will bring and the effects they may have on your rights.

What are the reasons for and risks of this proposed amendment and Restatement of the Articles of Incorporation?

The Board of Directors has voted unanimously to recommend an amendment and Restatement of the Articles of Incorporation that includes three primary changes. First, the Articles will include a new article that improves the indemnification of directors. Second, preemptive rights will be eliminated. Third, an article will be added that allows a simple majority of outstanding shares voting in favor to approve an amendment of the articles or a merger or share exchange, provided the Board of Directors approved it first. If the Board does not approve the action, it requires seventy-five percent of the outstanding shares to approve the action. We provide below an explanation of each of the material changes and the effect it may have on this Company.

Indemnification of Directors. We are operating in an increasingly competitive environment. In addition to competing for business, we also must compete for talent. One important piece of the talent equation is attracting and retaining a talented Board of Directors. It is prudent to provide our directors with the maximum protection that state laws allow. It is important to have this protection in place as we continue to identify and recruit talented people to our Board. We believe our Board is particularly well-suited to lead this Company, but we continue to look for experienced business persons with good judgment who may add to the knowledge and marketing base of this Company. Providing them maximum protection helps us attract such persons and also motivates them to act in the Company’s best interest without concern for themselves.

This new article provides the maximum protection that Virginia allows for directors. It provides indemnification to each director so long as she or he is not engaging in willful misconduct or a knowing violation of criminal law in the performance of her or his duty as a director. The indemnification will provide protection for directors, even if they make decisions that harm the Company or are contrary to your wishes. Each director still is responsible to stockholders to act in good faith in what he or she believes to the best interest of the Company. That is each director’s duty and will not change.

Preemptive Rights. Our current Articles of Incorporation do not deny preemptive rights, so under Virginia law stockholders have preemptive rights. Preemptive rights mean that in almost any case in which the Company offers shares to the public, each current stockholder first has a right to subscribe for those additional shares of our stock offered to the extent necessary to maintain that stockholder’s percentage ownership in the Company. Preemptive rights are often beneficial for privately held corporations. When our shares were more closely held, allowing current stockholders to purchase new shares before they were offered to the public was feasible. However, in the case of publicly held corporations, such as this Company, preemptive rights are impractical. We have over 850 stockholders in many different communities. Although our primary operations still are in Botetourt County, Virginia, we also have operations and stockholders in the counties of Rockbridge and Roanoke. Any stockholder who wants to maintain his or her percentage ownership in a publicly held corporation can buy additional shares in the market or directly from other stockholders. In other words, there are other opportunities to buy Company common stock, if someone wishes to do so. Preemptive rights are not necessary for that purpose.

Preemptive rights also may interfere with our strategic options in the future. Although we have no current plans to do so, it may be advisable at some point for the Company to offer and sell unissued shares to new investors. For example, if we decide to move into a new market, one possible strategy would be to sell shares in that market to encourage stronger connections with the Company and the Bank within the community. Preemptive rights would interfere with such a strategy. In any sale of stock to the public by the Company, preemptive rights will delay the sale and could interfere with our plans for selling that stock.

Continuing preemptive rights would be burdensome. Preemptive rights add to the expense and time of selling stock, because they require that we notify every single current stockholder first and allow them an opportunity to buy stock. That makes it very difficult to judge accurately how many shares to offer if we are targeting a specific geographic area. Preemptive rights also are no longer necessary or practical. Since the stockholder base is widely disbursed, the sale of additional shares likely would have little practical effect on any one stockholder’s percentage ownership, so preemptive rights no longer are as important to our stockholders.

The Board of Directors does not believe that preemptive rights continue to serve the best interests of our stockholders. We believe that eliminating preemptive rights will allow the Company to respond more efficiently to market conditions and issue new shares of stock when it is in the best interest of the Company and our stockholders to do so. This will not prevent the Company, however, from allowing current stockholders the first opportunity to buy additional shares, if the Board determines that is the best action for the Company.

If the Restatement is adopted, stockholders of the Company will not have a preemptive right to purchase unissued shares or rights to purchase unissued securities of the Company prior to our offering such securities to other persons. This would allow the Company to sell or issue stock in a variety of transactions to persons who are not existing stockholders of the Company. Such shares could be issued in any amount authorized by the Board of Directors out of authorized but unissued shares and could be made to persons who would, thereafter, acquire substantial ownership of the Company. The proposal does not give rise to any stockholder dissenters’ or appraisal rights under Virginia law.

Adoption of a “Super-Majority” voting provision. We currently need the affirmative vote of two-thirds (66 2/3%) of our outstanding common shares to approve a merger, a share exchange, an amendment to the Articles or Incorporation, and certain other corporate actions. We believe that a simple majority of the shares should be allowed to approve such actions. It is the Board’s responsibility, however, to ensure that any merger, share exchange, amendment, etc. is truly in the best interest of the stockholders. Accordingly, the Board has recommended in this Restatement a new article that allows a simple majority of the outstanding shares to approve these corporate actions, but only if the action is first approved by the Board and recommended to the stockholders. That means that if the Board first approves an action, the action will only need a majority of outstanding shares to approve that action. If the action is not approved by the Board, the action will require three-fourths (75%) of the outstanding shares to approve it. That is why this type of action often is called a “super-majority” voting provision.

There are many implications of this decision. We believe most of these implications are positive. First, this will make it easier to amend our Articles of Incorporation in the future in many instances. If the Board approves the change, only a majority of outstanding shares will be needed to favor the change, instead of two-thirds. Second, we believe that this change will force any strategic negotiations with another party, either for a merger, a share exchange, or the acquisition of a substantial equity position in this Company, to involve the Board of Directors, which has a fiduciary duty to protect stockholder interests. The Board believes that it, in consultation with our executive officers and any professional advisors, is in the best position to plan strategy and to assess opportunities as they arise. Although still rare in the financial services industry, it is becoming more common for a company looking to acquire a target company to use coercive tactics. For example, some acquiring companies will make an offer that the target company’s board, for any number of reasons, does not believe is adequate. The acquiring company then will offer directly to stockholders, but only offer to buy, as an example, 51% or 60% of all outstanding shares on a first-come/first-served basis. That is all the acquirer needs to control the company. Then the acquirer will put stockholders in the difficult position of accepting an offer that may not be sufficient, or refusing the offer and thereby continuing to own shares in a company that is controlled by a single entity and is no longer a publicly traded company. Or the acquirer may, as a next step, force a merger of the company into the acquirer at an unsuitable exchange or that involves stock or other securities that do not compare well to ours. We believe that forcing a potential acquirer or strategic partner to negotiate with the Board, as we believe this change would do, may help to prevent that scenario.

There already are Virginia statutory protections against an unwelcome takeover of our Company. The Affiliated Transactions Statute (Virginia Code § 13.1-725.1 - 727.1) and the Control Share Acquisitions Statute (Virginia Code § 13.1-728.1 – 728.9) are essentially statutory “poison pills” that affect the voting rights and restrict active control by someone trying to take over control of a Virginia corporation. These statutes accomplish this by slowing the voting process or requiring stockholder approval for certain actions for some period of time after a percentage threshold of shares have been acquired without prior board or stockholder approval. These statutory protections, however, are limited. We believe that this new Article supplements the protection already in the statute.

You should consider also that if the Board does not support an amendment to the articles of incorporation, this change will make it more difficult to obtain approval of that amendment. It also might make it more difficult for a potential acquirer to acquire this Company. If the Board does not approve the proposal, it will require three-quarters (75%) of the outstanding common stock to approve the amendment or transaction. That is a very high percentage to obtain. That would mean that if an amendment or an offer is not approved by the Board, only a little more than a quarter (25%) of the outstanding shares can thwart the amendment or transaction. That, in effect, puts more authority in the hands of the Board to evaluate amendments and offers. Even though the Board has a legal and ethical obligation to act in what it believes to be the best interest of the stockholders as a group, the Board’s priorities and decisions may not always match your individual preference. This change could make it easier to approve amendments to the Articles of Incorporation or transactions that you do not support. This change also could discourage even the offer of acquisitions or other deals that you want to occur. In addition, if you do not agree with our Board nominees now or in the future, you may not wish to put more strategic authority into the Board’s hands. However, we believe that overall this change is positive and will permit the Board of Directors to act more effectively in the interest of our stockholders.

What vote is required to approve this amendment and Restatement?

A copy of the proposed Restatement of the Articles of Incorporation is attached to this Notice. Approval of the amendment and Restatement of the Articles of Incorporation requires the affirmative vote of holders of two-thirds (66 2/3%) of the outstanding shares of the Company. The failure of a stockholder to submit a proxy or to vote in person at the Annual Meeting, as well as abstentions and broker non-votes, will have the same effect as a vote “against” this proposal. Whatever your decision on this matter, we urge you to vote.

THE BOARD OF DIRECTORS RECOMMENDS TO THE COMPANY’S STOCKHOLDERS A VOTE “FOR” THIS PROPOSAL

ITEM 2 - ELECTION OF DIRECTORS

The Company’s Board is divided into three classes (I, II, and III). The terms of office for three Class I directors will expire at the Annual Meeting, and the nominees to serve as Class I directors are set forth below. All three nominees currently serve as directors of the Company. Mr. Stinnett was originally appointed a director of the Bank in 1980 and then became a director of the Company when we formed the holding company. Mr. Patterson was elected as a director of the Company in 2001, and Mr. Williamson was elected as a director in 2003. If elected, the Class I directors will serve until the Annual Meeting of Stockholders held in 2010 or until their respective successors are duly elected and qualified.

The persons named in the enclosed proxy intend to vote for the election of the three persons named below. Proxies will be voted for the election as Directors of the nominees listed below (or, if unexpectedly unavailable, for such substitutes as the Board of Directors may designate). The Board of Directors does not anticipate that any nominees will be unavailable for election.

Members of the Board of Directors of Botetourt Bankshares, Inc. are expected to have the appropriate skill and characteristics necessary to function in our current operating environment and contribute to our future direction and strategies. These include legal, financial, management, and other relevant skills, varying experience, perspective, residence, background, and age.

The Board recommends election of the director nominees set forth in this Proxy Statement. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors.

The following information is given in connection with the nominees for election to the Board at the Annual Meeting.

DIRECTOR NOMINEES

Nominees (Age)	Director Since	Principal Occupation And Directorships	Company Stock Ownership — Shares and % of Total

CLASS I (Serving until 2010)

D. Bruce Patterson (56)	2001	Rockbridge County Clerk of Circuit Court	2,169 *
F. Lindsey Stinnett (66)	1980	Farmer	17,058 1.37% (1)

John B. Williamson, III (52)	2003	Chairman, President & CEO, RGC Resources, Inc., a public reporting energy provider company	2,982 * (2)

Directors Serving Currently, but Whose Terms Extend Past This Year:

Director (Age)	Director Since	Principal Occupation And Directorships	Company Stock Ownership and % of Total

CLASS II (Serving until 2008)
G. Lyn Hayth, III (48)	1990	Secretary of the Company; President of the Bank	6,657 * (3)
Gerald A. Marshall (68)	1976	Dairy Farmer	15,058 1.21% (4)

Tommy L. Moore (57)	1982	Botetourt County Clerk of Circuit Court	15,358 1.24%
CLASS III (Serving until 2009)
Edgar K. Baker (62)	2001	President, Contracting Enterprises, Inc., an underground utilities contractor company	10,061 * (5)
Joyce R. Kessinger (54)	1986	Director of Human Resources, W.W. Boxley, Inc, a construction materials supplier company	10,778 * (6)
H. Watts Steger, III (59)	1976	Chairman and CEO of the Company and Bank of Botetourt	51,200 4.11% (7)
Total Directors and Executive Officers			139,686 11.19%

*	Controls less than 1% of the total shares outstanding

(1)	Mr. Stinnett holds 12,408 shares in his own name; 3,650 shares are held jointly with his wife, and 1,000 shares are held solely by his wife, but are reported in his total beneficial ownership.
(2)	Mr. Williamson holds 1,228 shares in his own name; 1,754 shares are held jointly with his wife, and are reported in his total beneficial ownership.
(3)	Mr. Hayth holds 2,007 shares in his own name; 3,110 shares are held jointly with his wife, and 240 shares are held by Mr. Hayth as custodian for his children, but are reported in his total beneficial ownership. Mr. Hayth has the right to acquire 1,300 shares within 60 days through the exercise of stock options.
(4)	Mr. Marshall holds 11,808 shares in his own name; 2,250 shares are held jointly with his wife, and 1,000 shares are held solely by his wife, but are reported in his total beneficial ownership.
(5)	Mr. Baker holds 4,061 shares in his own name; 1,000 shares are held jointly with his wife, and 5,000 shares are held solely by his wife, but are reported in his total beneficial ownership.
(6)	Mrs. Kessinger holds 9,778 shares in her own name; 1,000 shares are held solely by her husband, but are reported in her total beneficial ownership.

(7)	Mr. Steger holds 45,700 shares in his own name; 4,000 shares are held solely by his wife, but are reported in his total beneficial ownership. Mr. Steger has the right to acquire 1,500 shares within 60 days through the exercise of stock options.

The Board of Directors of the Bank consists of these same individuals. We are not aware of any family relationship between any director or person nominated by the Company to become a director, nor are we aware of any involvement in legal proceedings which are material to the ability or integrity of any director or person nominated to become a director. All three nominees for election this year are independent directors. Only two of our nine directors, Messrs. Steger and Hayth, are not independent, because they are employees of the Company and the Bank.

UNLESS AUTHORITY FOR THE NOMINEES IS WITHHELD, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

The Board of Directors recommends a vote “FOR” the Directors nominated to serve.

Board Committees and Attendance

During 2006 there were 14 meetings of the Board of Directors of the Company and 14 meetings of the Board of Directors of the Bank. Each director attended at least 75% of all meetings of the boards and committees on which he or she served. The Board of Directors has an Audit Committee which meets monthly, a Loan Committee which meets monthly, an Investment Committee and Policy Review Committee which meet quarterly, a Marketing and CRA Committee which meets semi-annually, and a Compensation Committee, Strategic Planning Committee, Corporate Governance Committee, SOX 404 Disclosure Committee, Special Events Committee, and a Nominations Committee which each meets as needed.

The Nominating Committee of the Company considers individuals to nominate directors. The Board has not approved a Nominating Committee charter. The Nominating Committee generally considers a nominee’s character, standing in and reflection of the community, financial expertise, and likely integration with the existing board. Any stockholder wishing to nominate a candidate for director may do so by writing a letter to the Board, including a written consent to be a director by the candidate, sufficient background information about the candidate, sufficient identification of the nominating stockholder, and a representation by the nominating stockholder that he or she will appear in the Annual Meeting of Stockholders (in person or by proxy) to nominate the proposed candidate. Nominations must be received by the Board at the main office of the Company no later than March 1, 2008, in order for that candidate to be considered by the board. Any candidate submitted by a stockholder will be reviewed and considered in the same manner as the other candidates, based on their respective qualifications. Qualifications required may vary depending on the areas of expertise needed at the time, but minimum qualifications include extensive business leadership experience, knowledge of relevant issues, contacts and standing in the communities served, and time available to perform the responsibilities of a director.

Stockholder Communications with the Board

The Company has an informal process for stockholders to communicate with the Board of Directors. If you wish to communicate with the Board or any of its members, you may do so by sending written correspondence to the Board or any member at the Company’s principal address, Attention: Board of Directors, P.O. Box 339, Buchanan, Virginia 24066-0339.

Interest of Management in Certain Transactions

As of December 31, 2006, the total maximum extensions of credit available to policy-making officers, directors, principal stockholders and their associates amounted to $2,197,395, or 9.30%, of total year-end capital. The maximum aggregate amount of such indebtedness available in 2006 was $2,613,101 or 11.06% of total year-end capital. These loans were made in the ordinary course of the Bank’s business, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risks of collectibility or present any unfavorable features. None of these loans are past due or on non-accrual status. The Bank expects to have in the future similar banking transactions with officers, directors, principal stockholders and their associates.

Report of the Audit Committee

The Audit Committee of the Board of Directors of the Company (the “Board”), which consists entirely of directors who meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A copy of the Charter is incorporated herein by reference in the appendix of the proxy statement of Schedule 14A filed by the Company on March 24, 2006.

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2006, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with management and Elliott Davis, LLC (“Elliott Davis”), the Company’s independent accountants;

•	Discussed with management, Elliott Davis and the Company’s internal auditors the adequacy of the system of internal controls;

•	Discussed with Elliott Davis the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•

Received written disclosures and the letter from Elliott Davis regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with Elliott Davis its independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The committee does not complete its reviews prior to the Company’s public announcements of financial results. Also, in its oversight role, the committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and on the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Elliott Davis the committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee

John B. Williamson, III, Chairman

Tommy L. Moore

D. Bruce Patterson

All of the members of the Audit Committee are independent of the Company and the Bank. The Board of Directors has determined that Mr. John B. Williamson, III, chairman, president, and CEO of RGC Resources, Inc., a reporting company, qualifies as an “audit committee financial expert” within the meaning of Item 401 of Regulation S-K of the Securities Exchange Act. Mr. Williamson is independent of management based on the independence requirements set forth in the NASD’s definition of “independent director.”

Principal Accounting Fees

The following table presents the fees for professional audit services rendered by Larrowe & Company, P.L.C. and its successor company, Elliott Davis, LLC, for the audit of the Company’s annual financial statements for the years ended December 31, 2006 and 2005 and fees billed for other services rendered by Larrowe & Company or Elliott Davis during those periods. Certain amounts for 2005 have been reclassified to conform to the 2006 presentation.

	Year Ended December 31
	2006	2005
Audit fees [1]	$62,859	$59,409
Audit-related fees [2]	2,000	3,153
Tax fees [3]	-	-
All other fees	-	-

Total	$64,859	$62,562

1    Audit fees consist of audit and review services, consents and review of documents filed with the SEC.

2    Audit-related fees consist of assistance and discussion concerning financial accounting and reporting standards and other accounting issues.

3    Tax fees consist of preparation of federal and state tax returns, review of quarterly estimated tax payments, and consultation concerning tax compliance issues.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent auditor. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent auditor in order to assure that the provisions of such services does not impair the auditor’s independence. The Audit Committee has delegated interim pre-approval authority to Mr. John B. Williamson, III, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. With respect to each proposed pre-approved service, the independent auditor must provide detailed back-up documentation to the Audit Committee regarding the specific service to be provided pursuant to a given pre-approval of the Audit Committee. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

EXECUTIVE MANAGEMENT AND COMPENSATION

Title and Principal Occupation

H. Watts Steger, III is the President and Chief Executive Officer of Botetourt Bankshares and Chairman and Chief Executive Officer of the Bank. Mr. Steger is a veteran banker with over thirty-six years banking experience with Bank of Botetourt, employed first by the Bank in March 1971. He became Executive Vice President and Chief Executive Officer of the Bank in 1976 and was elected President in 1984. Mr. Steger is a 1970 graduate of Hampden-Sydney College. He is also a graduate of the Virginia Bankers School of Bank Management at the University of Virginia and is a graduate of the Graduate School of Banking of the South at Louisiana State University. He currently serves on the faculty of both schools.

G. Lyn Hayth, III is Secretary of the Company and President of the Bank. Mr. Hayth holds a Bachelor of Science degree in Agricultural Economics and a Master of Science degree from Virginia Polytechnic Institute and State University. He is a graduate of the Virginia Bankers School of Bank Management at the University of Virginia and is also a graduate of the Graduate School of Banking of the South at Louisiana State University. He joined Bank of Botetourt in 1986 as a Vice President, following three years with Farm Credit Service. Mr. Hayth was elected to the Board of Directors of the Bank in 1990 and was named Executive Vice President in 1995. He was elected President of the Bank in January 2002.

Michelle A. Alexander is the Chief Financial Officer of the Company and the Bank. Ms. Alexander holds a Bachelor of Business Administration degree from Roanoke College and Master of Business Administration from Troy University. She is a graduate of the Virginia Bankers School of Bank Management at the University of Virginia and is also a graduate of the Graduate School of Banking at Louisiana State University. She joined Bank of Botetourt in 1993. Ms. Alexander was promoted to Chief Financial Officer of the Company and the Bank in 2005. She became a Senior Vice President in 2006. She currently serves as an adjunct professor in Roanoke College’s Department of Business Administration & Economics.

P. Duaine Fitzgerald is a Senior Vice President of the Bank. Mr. Fitzgerald holds an Associate in Applied Science degree with a major in Business Management from Dabney Lancaster Community College in 1972. He is a graduate of the Virginia Bankers School of Bank Management at the University of Virginia. Mr. Fitzgerald started his banking career in 1973 with First National Exchange Bank in Lexington and worked with American Federal Savings Bank, First Federal Savings Bank, CorEast Savings Bank, Bank of Rockbridge, One Valley Bank, and BB&T before joining Bank of Botetourt in 2000 as Senior Vice President of Financial Services.

Compensation Discussion and Analysis

General Philosophy

The Compensation Committee of the Board of Directors’ primary goal in our compensation program is to attract, motivate, and retain qualified management for the Company and to provide incentives for them to manage the Company to the benefit of stockholders and depositors. To achieve this goal, we compensate our executive officers with a mix of base salary and a bonus, including a benefits package consistent with that available to all other employees, which aligns executive incentives with stockholder value creation. In general, we pay for the work expected in our base salary, and we reward performance in our bonus system. We design our compensation package to be competitive with other community banking organizations in our region. We tie the bonus to both specific and general Company-wide performance goals.

Major Elements of Compensation

We have two primary components of executive compensation. The first fixed component is base salary, which is determined by the compensation committee and recommended to our Board of Directors for approval. Annually, we calculate our base salary by analyzing the base salary paid to similarly situated executives at similar companies. We consult the Virginia Bankers Association summary survey of salary and benefits for the prior year. We also research the specific salary paid to other similar public reporting community banking organizations. For example, in 2006 we evaluated the prior year’s disclosed salaries paid to executive officers at approximately 10 financial institutions in the Commonwealth of Virginia. The selection criteria compared our Company’s executive compensation to these public reporting financial institutions which are similar in asset size. The asset size of the sampling ranged from $170,000,000 to $345,000,000. We compare the salaries paid to executives in these other institutions and then adjust our estimate based on varying size of institutions, varying performances, influencing economic and market conditions, and geographic location. Base salary also may be adjusted somewhat to reflect the executive’s years of experience and years of service to the Company.

Bonuses

The second primary component of executive compensation is a variable bonus plan. We divide our bonus into two parts, one based on the Company’s performance reflected in earnings per share and one based on a list of strategic and operational objectives. We establish specific bonus targets based solely on the Company’s performance which depends on escalating rates of annual earnings per share. This is a set formula recommended by the committee and approved by the Board. These payments are made during the first quarter of the following year, based on the actual earnings per share achieved. In 2006, the specific available bonus, based on the earnings per share formula, was graduated for the Company achieving earnings per share in a range from $2.35 to $3.25.

The committee also calculates a portion of the bonus based on the executives’ performance measured upon their meeting specific strategic and operational objectives. This is discretionary and subjective, based on the committee’s perception of the targets reached and value of these objectives. The determination of this portion of the bonus is not based on a specific formula. The chief executive officer and president, for example, had operational objectives for 2006 including the following issues: strategic planning, new branch site analysis, non-core banking program expansion, average interest rate spread, tier 1 capital, return on assets, stockholder base expansion, average stock price, overview of the loan process, assessment of large loans, and disaster recovery planning. The executives provide a report to the committee on the status of the operational objectives during the year. The committee determines the amount of bonus associated with this performance in February of the following year.

The two parts of the bonus plan are developed for the coming year based on an analysis of earnings and performance combined with expectations for the next performance evaluation year. As described above, we calculate salary based on the specific duties to be performed (consistent with other similar institutions), but we calculate bonus based solely on the performance of the Company and the executives. We have granted stock options in the past but no additional stock options are available for grant under the current plan for an officer or executive officer.

The total bonuses paid in the first quarter of 2007, rewarding the two components of the 2006 performance metrics, were $27,000 to the chief executive officer and chairman and $20,000 to the president of the Bank.

Other Benefit Plans

The Company also provides a profit sharing and thrift plan for its employees, including executive officers. Company contributions to the profit sharing plan are made at the discretion of the Board. In 2006, the Board approved a profit sharing contribution in the amount of 2% of each eligible employee’s salary. The thrift plan allows voluntary employee contributions of up to the IRS maximum limit. We match 50% of up to the first 6% contributed by each employee. The total contribution to the thrift/profit sharing plan by the Company for all employees in 2006 was $108,485.

The Company also has a qualified non-contributory, defined benefit pension plan which covers substantially all employees. All employees who have reached age 21 with one year of service are eligible. The benefits are based primarily on years of service and average earnings for each participant’s final five years of employment. Employees are fully vested in the plan after five years of service. The plan’s funded status is discussed in Note 11 to the Consolidated Financial Statements.

Board Process

The Compensation Committee of the Board of Directors reviews all compensation and awards to executive officers and reports them to the board of directors. Specifically,

the committee submits the base salary, the total available as bonus, and the framework of the bonus calculation to the board of directors for approval. However, the specific bonus calculations after the end of the year are delegated to the Committee for final determination. On its own initiative, the committee reviews the performance of the executive officers and meets with each to discuss the compensation plan and total awarded bonus. The committee consults the chief executive officer and chairman before setting bonus compensation levels and operational objectives for the other senior offices. All such committee determinations are submitted to the board for review, amendment, and approval.

Compensation Committee Interlocks and Insider Participation

During 2006 and up to the present time, there were transactions between the Company’s banking subsidiary and certain members of the Compensation Committee or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or presented other unfavorable features.

No member of the Compensation Committee has served as an officer or employee of the Company or any of its affiliates. No director may serve as a member of the committee if he or she is eligible to participate in the Incentive Stock Option Plan or was at any time within one year prior to his or her appointment to the committee eligible to participate in that incentive plan.

Compensation Committee Report

The Compensation Committee develops our compensation philosophy, including performance criteria for annual and longer term performance targets. The Compensation Committee is responsible for the overall compensation plan and the appropriateness of the conceptual framework of the plan components. The Compensation Committee is composed solely of non-employee directors of the Company. These directors are listed below, and they include the chief executive officer of another public company, a director of human resources for a successful local company, and the chief executive officer of a successful local business. All of these individuals deal daily with issues related to attracting, retaining, and measuring employee performance. The committee recommends to the Board of Directors the annual salary levels and any bonuses to be paid to any Company or Bank executive officers as described above. The committee also makes recommendations regarding other compensation related matters. The committee has not delegated this authority. The committee occasionally does engage consultants, as it did in 2006 to review the benefits offered to all employees. The committee meets with the executive officers in this process, and consults the chief executive officer and chairman on matters relating to bonus compensation of the other senior officers. The committee does not have a charter although will evaluate whether a charter will be useful in the conduct of its duties in future deliberations. The committee has reviewed and discussed the Compensation Discussion and Analysis with management and presented it to the Board of Directors for review, amendment, and approval. Based on the review and discussions, the report was recommended to and approved by the board to be included in the proxy materials.

Compensation Committee:

Joyce R. Kessinger, Chairperson

Edgar K. Baker

John B. Williamson, III

Executive Compensation

The following table summarizes the compensation of the Named Executive Officers for the fiscal year end December 31, 2006. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and other most highly compensated executive officers who meet inclusion requirements in the table below. There are no other officers meeting the requirements for inclusion in this table.

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($) (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($)
H. Watts Steger, III	2006	170,216	60,000	111,345	13,280	354,841
Chief Executive Officer

Michelle A. Alexander	2006	75,000	7,693	2,050	3,836	88,579
Chief Financial Officer

G. Lyn Hayth, III	2006	123,260	35,000	16,658	6,779	181,697
President

P. Duaine Fitzgerald	2006	90,000	10,988	11,681	7,478	120,147
Senior Vice President

(1)	Represents amounts paid under the Company’s executive incentive plan during 2006 in respect of service performed in 2005

(2) Includes the change in pension value shown for Mr. Steger, amounting to $90,550 in 2006, and the change in pension value shown for Mr. Hayth, amounting to $15,919 in 2006 are solely an estimate of the increase in actuarial present value of the named Executive Officer’s age 65 accrued benefit under the Company’s defined benefit plan for 2006. Details are provided in Note 11 of the Company’s financial statements. There can be no assurance that the amounts shown will ever be realized by the Named Executive Officers.

(3) See All Other Compensation chart below for amounts, which include perquisites, insurance premiums and Company match on employee contributions to the Company’s 401(k)/thrift plan.

Other Compensation

Three named executives, our chief executive officer, our Bank president, and the named senior vice president are provided automobiles by the Company. Country club membership is provided for the chief executive officer and the named senior vice president, and is provided solely to facilitate those officers’ efforts to meet with current and potential new customers. No other separate compensation is offered to executives. Executives participate in the same benefit plan that is offered to all other employees.

2006 ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites and Other Personal Benefits ($)[1]	Insurance Premiums ($) [2]	Company Contributions to Retirement and 401(k) Plans ($) [3]	Total ($)[4]

H. Watts Steger, III Chief Executive Officer	2006	4,633	516	8,131	13,280

Michelle A. Alexander Chief Financial Officer	2006	-	86	3,750	3,836

G. Lyn Hayth, III President	2006	680	180	5,919	6,779

P. Duaine Fitzgerald Senior Vice President	2006	2,702	276	4,500	7,478

1	This includes an automobile for Messrs. Steger, Hayth, and Fitzgerald, and country club dues for Messrs. Steger and Fitzgerald.
2	This amount consists entirely of the imputed cost of coverage in excess of $50,000 of group-term life insurance provided under an employee policy. The cost is calculated using the IRS Premium Table.
3	The amount consists entirely of Company contributions to the 401(k)/thrift plan. Company contributions are made to the defined benefit plan but are not attributable to specific employees.
4	The Company does not accrue for Change in Control agreements.

Severance Benefits

Our company does have change-in-control agreements with all of its named executive officers and three additional senior officers. Each of these agreements remains in effect as long as the individual remains employed by the company. The agreements entitle the executive to a lump sum payment equal to one year’s annual compensation should a change in control transpire. That benefit applies so long as the individual is employed at the time of the change of control. An example of the change of control agreement is available at Exhibit 10 to the company’s filing of its 2002 Form 10-SB filed by the company on September 19, 2002, which is incorporated herein by reference.

2006 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Benefit	Change in Control

H. Watts Steger, III Chief Executive Officer	Change in control one year annual salary	170,216

Michelle A. Alexander Chief Financial Officer	Change in control one year annual salary	75,000

G. Lyn Hayth, III President	Change in control one year annual salary	123,260

P. Duaine Fitzgerald Senior Vice President	Change in control one year annual salary	90,000

Stock Options

The Bank adopted the Incentive Stock Option Plan in 1999 to provide incentives to employees in order to promote the identification of their personal interest with the long-term financial success of the Company and with growth in stockholder value. Under the terms of the plan, options are granted at an exercise price set by the Board (no less than 100% of the fair market value of the stock on the date of grant), expire no more than ten years from the date of grant and may not be exercised for six months after the date of grant. Options for all 10,000 shares available under that plan have been granted, so the Plan currently has no additional shares available. Options for 8,250 shares remain unexercised, but no shares remain available for grants and awards under the Plan and no options were provided during the fiscal year ended December 31, 2006.

A copy of this plan is incorporated herein by reference to Exhibit 10.4 of the 2002 Form 10-SB filed by the company on September 19, 2002. The following table shows the number of shares covered by exercisable options held by the Company’s Named Executive Officers on December 31, 2006.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Option Awards (1)
	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable
H. Watts Steger, III, Chief Executive Officer	200 500 500 300	18.00 21.00 23.00 25.00	12-22-09 12-22-09 12-22-09 12-22-09

Michelle A. Alexander Chief Financial Officer	250 400 200	21.00 23.00 25.00	12-22-09 12-22-09 12-22-09

G. Lyn Hayth, III President	200 400 500 200	18.00 21.00 23.00 25.00	12-22-09 12-22-09 12-22-09 12-22-09

P. Duaine Fitzgerald Senior Vice President	200 400 200	21.00 23.00 25.00	12-22-09 12-22-09 12-22-09

(1) The Company does not and has not provided stock awards.

The table below shows the number of shares of the Company’s common stock acquired during 2006 upon the exercise of options.

2006 OPTION EXERCISES TABLE

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

H. Watts Steger, III Chief Executive Officer	-	-

Michelle A. Alexander Chief Financial Officer	250	3,450

G. Lyn Hayth, III President	-	-

P. Duaine Fitzgerald Senior Vice President	100	800

Defined Benefit Pension Plan

The Bank has a qualified noncontributory, defined benefit pension plan which covers substantially all of its employees. All employees who have reached age 21 with one year of service are eligible. The benefits are primarily based on years of service and average earnings for the participants’ final five years of employment. Participants are fully vested in the plan after five years of service. The plan’s funded status is discussed in Note 11 to the Consolidated Financial Statements. The following table shows the executive contributions, aggregate earnings and account balances for the Named Executive Officers in the Company’s deferred compensation program. The table below quantifies the benefits expected to be paid from the Company’s defined benefit pension plan.

2006 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)

H. Watts Steger, III Chief Executive Officer	Defined Benefit Plan	36	913,522

Michelle A. Alexander Chief Financial Officer	Defined Benefit Plan	13	26,997

G. Lyn Hayth, III President	Defined Benefit Plan	20	181,757

P. Duaine Fitzgerald Senior Vice President	Defined Benefit Plan	6	50,070

Deferred Compensation Plan

Funded deferred compensation plans have been adopted for certain members of the Board and Executive employees. The corresponding assets and liabilities accounts at December 31, 2006 were valued at $101,516 for the Director Plan and $228,381 for the Executive Plan. Under this plan, directors’ fees and executive officer bonuses may be contributed to the plan, at the sole discretion of the director or executive officer. This plan is managed by the Virginia Bankers Association.

2006 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)

H. Watts Steger, III Chief Executive Officer	48,400	20,795	223,118

Michelle A. Alexander Chief Financial Officer	-	-	-

G. Lyn Hayth, III President	-	739	5,263

P. Duaine Fitzgerald Senior Vice President	-	-	-

Directors’ Compensation

Each of the directors of the Company is also a director of the Bank. Each member of the Board of the Bank receives a retainer of $8,400 per year and a fee ranging from $100-300 per committee meeting attended. Directors may elect to defer all or a portion of said fees in accordance with a deferred compensation plan and stock purchase plan discussed below.

The Company previously approved the Incentive Stock Option plan, the Employee Stock Discount plan, and the Directors Stock Incentive Plan. In addition to cash compensation, non-employee members of the Board of Directors participate in the Directors Stock Incentive Plan. Under this plan, directors can elect to defer up to 50% of his or her fees to purchase in Company stock.

The chart summarizes the annual cash compensation for the Company’s directors during 2006.

2006 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (1)	Change in Nonqualified Deferred Compensation Earnings ($)		Total ($) (2)

Edgar K. Baker	11,400	-		11,400

G. Lyn Hayth, III	8,400	-	*	8,400

Joyce R. Kessinger	10,200	2,989		13,189

Gerald A. Marshall	10,100	5,715		15,815

Tommy L. Moore	11,000	1,240		12,240

D. Bruce Patterson	10,100	-		10,100

H. Watts Steger, III	8,400	-	*	8,400

F. Lindsey Stinnett	10,400	-		10,400

John B. Williamson, III	11,600	-		11,600

(1) Amounts shown are not reduced to reflect the directors’ elections, if any, to defer receipt of salary into a nonqualified deferred compensation plan.

(2) The Company does not provide stock awards, option awards, or non-equity incentive plan compensation to outside directors.

* Change in nonqualified deferred compensation earnings is included in the summary compensation table for the Company’s executive officers.

Profit Sharing/Thrift Plan

The Bank provides a profit sharing and thrift plan for its employees. Company contributions to the profit sharing plan are made at the discretion of the Board. The thrift plan allows voluntary employee contributions of up to the IRS maximum limit of which the Bank matches 50% of up to the first 6% contributed by each employee. The total contribution to the thrift/profit sharing plan by the Company for all employees in 2006 was $108,485.

Certain Relationships and Related Transactions

Some of the directors and officers of the Company are at present, as in the past, customers of the Company, and the Company has had and expects to have in the future banking transactions in the ordinary course of its business with directors, officers, principal stockholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate outstanding balance of loans to directors, executive officers and their associates, as a group, at December 31, 2006 was $2,197,395, or 9.30% of the Company’s equity capital at that date.

There are no legal proceedings to which any director, officer, principal stockholder or associate is a party that would be material and adverse to the Company.

Independent Public Accountants

The Company’s Audit Committee has appointed Elliott Davis, LLC as independent public accountants for the current fiscal year ending December 31, 2006. A representative of Elliott Davis, LLC will be present at the Annual Meeting and will be given the opportunity to make a statement and respond to appropriate questions from the stockholders.

Code of Ethics

The Corporation has adopted a Code of Business Conduct and Ethics that apply to its directors, executives and employees. A copy of these codes was provided as Exhibits 99.2, 99.3, and 99.4 in the 2003 Form 10-KSB filed March 23, 2006.

2008 STOCKHOLDER PROPOSALS

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2008 Annual Meeting, the proposal must be in proper form and must be received by the Company’s Secretary, at the Company’s principal office in Buchanan, Virginia, on or before December 15, 2007.

OTHER BUSINESS

The Board of Directors does not know of any matters that may be presented for consideration at the meeting other than those specifically set forth in the Notice of Annual Meeting. However, in the event other proper matters are presented at the meeting, it is the intention of the proxy holders named in the enclosed Proxy to take such action as shall be in accordance with their best judgment with respect to such matters.

Stockholders are urged to specify choices on the enclosed Proxy and to date and return it in the enclosed envelope. Your prompt response and cooperation will be appreciated.

By Order of the Board of Directors

H. Watts Steger, III
Chairman & Chief Executive Officer

Dated: March 30, 2007

APPENDIX

RESTATED

ARTICLES OF INCORPORATION

OF BOTETOURT BANKSHARES, INC.

ARTICLE I

NAME

The name of the corporation is Botetourt Bankshares, Inc.

ARTICLE II

CAPITAL STOCK

A.    The aggregate number of shares of stock which the Corporation shall have the authority to issue and the par value per share are as follows:

Class	Number of Shares	Par Value

Common Stock	2,500,000	$1.00

B.    The holders of the Common Stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation. The holders of the Common Stock shall have one vote for each share of Common Stock held by them. The holders of the Common Stock shall be entitled to receive the net assets of the Corporation upon dissolution.

C.    No holder of shares of any class of stock of the Corporation shall have any pre-emptive or preferential right to purchase or subscribe to (i) any shares of any class of stock of the Corporation whether now or hereafter authorized, (ii) any warrants, rights, or options to purchase any such stock, or (iii) any securities or obligations convertible into any such stock or into warrants, rights or options to purchase any such stock.

ARTICLE III.

DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number, a minimum of six and a maximum of ten, as shall be set by the Board of Directors serving at that time. The Directors shall be divided into three classes, designated as Class I, Class II, and Class III. Each class shall consist of, as nearly as may be possible, one-third of Directors constituting the entire Board of Directors, with Class I to be elected originally for a term expiring in one year, Class II to be elected originally for a term expiring in two years, and Class III to be elected originally for a term expiring in three years. At each succeeding annual meeting of stockholders beginning in 2007, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year terms. If the number of Directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no cases will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors may be removed by stockholders only with cause.

If the office of any Director shall become vacant, the Directors then in office, whether or not a quorum, by majority vote may choose a successor who shall hold office until the next annual meeting of stockholders. In such event, the successor elected by the Directors then in office shall hold office for a term that shall coincide with the remaining term of the class of Directors to which that person has been elected. Vacancies resulting from the increase in the number of Directors shall be filled in the same manner.

ARTICLE IV.

INDEMNIFICATION OF DIRECTORS

A.        Each Director who is or was a party to any proceeding (including a proceeding by or in the right of the Corporation) shall be indemnified by the Corporation against any liability imposed upon or asserted against him or her (including amounts paid in settlement) arising out of conduct in his or her official capacity with the Corporation or otherwise by reason of the fact that he or she is or was such a Director or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, except there shall be no indemnification in relation to matters as to which he or she shall have been finally adjudged to be liable by reason of having been guilty of (i) willful misconduct or (ii) a knowing violation of criminal law in the performance of his or her duty as such Director.

B.        In addition to the indemnification provided under Section A, to the full extent permitted by the Virginia Stock Corporation Act and any other applicable law, as they exist on the date hereof or may hereafter be amended, the Corporation shall indemnify a Director of the Corporation who is or was a party to any proceeding (including a proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was such a Director or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

C.        The Corporation is empowered to contract in advance to indemnify any Director to the extent indemnification is granted under Sections A and B. The Board of Directors is also empowered to cause the Corporation to indemnify or contract in advance to indemnify any other person not covered by Sections A and B who was or is a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as if such person were specified as one to whom indemnification is granted under Sections A and B.

D.        The Corporation shall advance, pay for and/or reimburse the reasonable expenses incurred by a Director who is a party to any proceeding in advance of the final disposition thereof if (i) the Director furnishes the Corporation a written statement of his or her good faith belief that he or she has met the standard of conduct described in Sections A and/or B above and (ii) the Director furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct. The undertaking required by clause (ii) above shall be an unlimited general obligation of the Director but need not be secured and may be accepted without reference to financial ability to make repayment.

E.        The foregoing provisions are intended to provide indemnification with respect to those monetary damages of which the Virginia Stock Corporation Act permits the limitation or elimination of liability. In addition, to the full extent, if any, that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages arising out of a single transaction occurrence or course of conduct in excess of the amount of cash consideration received by the Director from the Corporation for services as a director during the twelve months immediately preceding the act or omission for which liability was imposed.

F.        The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under the provisions of this Article.

G.        The provisions of this Article shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

H.        Except to the extent inconsistent with this Article, terms used in this Article shall have the same meanings assigned them in the Indemnification Article of the Virginia Stock Corporation Act, as now in effect or hereafter amended. Without limitation, it is expressly understood that reference herein to Directors, officers, employees or agents shall include former Directors, officers, employees and agents and their respective heirs, executors and administrators.

ARTICLE V.

STOCKHOLDER APPROVAL OF CERTAIN TRANSACTIONS

An amendment of the Corporation’s Articles of Incorporation, a plan of merger or share exchange, a transaction involving the sale of all or substantially all of the Corporation’s assets other than in the regular course of business, and a plan of dissolution shall be approved by the vote of a majority of all the votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds of the Directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended by two-thirds of the Directors in office, then the transaction shall be approved by the vote of seventy-five percent (75%) or more of all the votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction.

BOTETOURT BANKSHARES, INC.

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Tommy L. Moore and H. Watts Steger, III, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Botetourt Bankshares, Inc. to be held at Buchanan Theatre on Main Street in Buchanan, Virginia on Wednesday, May 16, 2007 at 2:30 p.m., local time, or any adjournments thereof, for the following purposes:

1.	To approve the amendment and Restatement of Botetourt Bankshares, Inc.’s Articles of Incorporation, adding language that increases indemnification of directors, eliminates preemptive rights, and lowers in some cases and increases in others the stockholder vote required to complete certain strategic initiatives.

( ) FOR the Restatement	( ) Against the Restatement

( ) Abstain from voting on the Restatement

2.	To elect as directors the three persons listed as nominees below for a three year term:

( ) FOR nominees listed below	( ) Withhold authority to vote
(except as written on the line below)	for all nominees listed below

CLASS I Nominees (Serving until 2010)
D. Bruce Patterson	F. Lindsey Stinnett	John B. Williamson, III

(Instruction: To withhold authority to vote for any individual nominee listed above, write that nominee’s name on the space provided below.)

________________________________________________________________________________

________________________________________________________________________________

3.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1 AND FOR ALL NOMINEES LISTED IN ITEM 2.

SIGNATURE	SIGNATURE

Date:	Date: